Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

ANSYS, INC., AND

THE HOLDERS NAMED HEREIN

DATED: FEBRUARY 15, 2006

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of February 15, 2006 by and among ANSYS, Inc., a Delaware corporation (“Parent”), Willis Stein & Partners II, L.P., Willis Stein & Partners III, L.P., Willis Stein & Partners Dutch, L.P., Willis Stein & Partners Dutch III-A, L.P., Willis Stein & Partners Dutch III-B, L.P., and Willis Stein & Partners III-C, L.P. (collectively, together with any other person who will receive or has received stock of Parent in the mergers and related transactions set forth in the Merger Agreement (as defined below) and who elects to become a party to this Agreement and executes and delivers to the other Holders and Parent a counterpart signature page to this Agreement on or prior to the Fourth Effective Time, the “Holders” and each individually as a “Holder”).

WHEREAS, concurrently with the execution of this Agreement, Parent is entering into that certain Agreement and Plan of Merger dated as of February 15, 2006 by and among Parent, ANSYS XL, LLC (“Merger LLC”), a wholly-owned subsidiary of Parent, BEN I, Inc., a wholly-owned subsidiary of Merger LLC (“Merger Sub”), HINES II, Inc., a wholly-owned subsidiary of Merger LLC (“Merger Sub II”), Heat Holdings Corp. (“Holding”), Aavid Thermal Technologies, Inc. (“Company”), TROY III, Inc., a wholly-owned subsidiary of Company (“Merger Sub III”), Fluent, Inc. (“Fluent”), and, for certain limited purposes described therein, Willis Stein & Partners II, L.P., Willis Stein & Partners III, L.P., Willis Stein & Partners Dutch, L.P., Willis Stein & Partners Dutch III-A, L.P., Willis Stein & Partners Dutch III-B, L.P., and Willis Stein & Partners III-C, L.P. and Willis Stein & Partners II, L.P., as Stockholders’ Representative (the “Merger Agreement”); capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Merger Agreement;

WHEREAS, pursuant to the Merger Agreement the parties thereto will effect a business combination through, and in the following order, (a) the merger of Merger Sub with and into Holding, with Holding being the surviving corporation (the “First Merger”), (b) the merger of Holding with and into Merger LLC, with Merger LLC being the surviving company (the “Second Merger”), (c) the merger of Merger Sub II with and into the Company, with the Company being the surviving corporation (the “Third Merger”), and (d) the merger of Merger Sub III with and into Fluent with Fluent being the surviving corporation (the “Fourth Merger,” together with the First Merger, the Second Merger and the Third Merger, the “Mergers”), each on the terms and conditions set forth in the Merger Agreement and in accordance with the Delaware General Corporation Law and, as applicable, the Delaware Limited Liability Company Act;

WHEREAS, it is a condition to the execution of the Merger Agreement that Parent grant certain registration rights provided in this Agreement to the Holders with respect to the shares of common stock, par value $.01 per share, of Parent (the “Common Shares”) to be received by Holders in connection with the Mergers; and

WHEREAS, it is a condition to the consummation of the Mergers that this Agreement be effective at, and subject to the occurrence of, the Effective Times.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises and agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Certain Definitions.

As used in this Agreement, in addition to the other terms defined herein, the following capitalized defined terms shall have the following meanings:

“Affiliate” shall mean, with respect to any Person, a Person that directly, or indirectly though one or more intermediaries, controls, is controlled by, or is under common control with the first mentioned Person.

“Affiliate Holder” shall mean a Holder that is an Affiliate of Parent.

“Agreement” shall have the meaning set forth in the preamble to this Agreement.

“Business Day” means any day other than a day on which the SEC or the office of the Delaware Secretary of State is closed.

“Common Shares” shall have the meaning set forth in the recitals to this Agreement.

“Company” shall have the meaning set forth in the recitals to this Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” shall mean the average of the per share closing price, or the closing sales bid if no sales were reported, of the Common Shares as quoted by the NASDAQ National Market for the ten (10) consecutive trading days immediately preceding the date of calculation or if there are no sales or bids for such date, then the average of the ten (10) preceding consecutive trading days for such sales or bids as reported in The Wall Street Journal or similar publication.

“Fluent” shall have the meaning set forth in the recitals to this Agreement.

“First Merger” shall have the meaning set forth in the recitals to this Agreement.

“Fourth Merger” shall have the meaning set forth in the recitals to this Agreement.

“Holder” or “Holders” shall have the meaning set forth in the preamble to this Agreement.

“Holding” shall have the meaning set forth in the recitals to this Agreement.

“Initiating Holders” shall have the meaning set forth in Section 3(a) hereof.

“Indemnitee” shall have the meaning set forth in Section 12 hereof.

“Lock-up Period” shall have the meaning set forth in Section 4(a) hereof.

“Merger Agreement” shall have the meaning set forth in the recitals to this Agreement.

“Merger LLC” shall have the meaning set forth in the recitals to this Agreement.

“Merger Sub” shall have the meaning set forth in the recitals to this Agreement.

“Merger Sub II” shall have the meaning set forth in the recitals to this Agreement.

“Merger Sub III” shall have the meaning set forth in the recitals to this Agreement.

“Mergers” shall have the meaning set forth in the recitals to this Agreement.

“NASD” shall mean the National Association of Securities Dealers, Inc.

“NASDAQ” shall mean the National Association of Securities Dealers Automated Quotations.

“Offering Blackout Period” shall have the meaning set forth in Section 5(c) hereof.

“Parent” shall have the meaning set forth in the preamble to this Agreement.

“Parent Offering” shall have the meaning set forth in Section 5(c) hereof.

“Person” shall mean an individual, partnership, corporation, trust, or unincorporated organization, or a government or agency or political subdivision thereof.

“Priority Limit” shall have the meaning set forth in Section 8 hereof.

“Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement, and by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

“Registrable Shares” shall mean all Common Shares issued to Holders pursuant to the Mergers and any Common Shares or other securities issued or issuable in respect of the Common Shares by way of spin-off, dividend or stock split or in connection with a combination of shares, reclassification, merger, consolidation or reorganization; provided, however, that such Common Shares shall not include (i) Common Shares for which a Registration Statement relating to the sale thereof shall have become effective under the Securities Act and which have been disposed of, as applicable, under such Registration Statement, and (ii) Common Shares sold pursuant to Rule 144.

“Registration Expenses” shall mean any and all expenses incident to the performance of or compliance with this Agreement, including without limitation: (a) all registration and filing fees; (b) all fees and expenses associated with a required listing of the Registrable Shares on any securities exchange; (c) fees and expenses with respect to filings required to be made with the

NASDAQ or the NASD; (d) fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel for the underwriters or holders of securities in connection with blue sky qualifications of the securities and determination of their eligibility for investment under the laws of such jurisdictions); (e) printing expenses, messenger, telephone and delivery expenses; (f) fees and disbursements of counsel for Parent and customary fees and expenses for independent certified public accountants retained by Parent (including the expenses of any comfort letters, or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters, if such comfort letter or comfort letters is required by the managing underwriter); (g) securities acts liability insurance, if Parent so desires; (h) all internal expenses of Parent (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties); (i) the expense of any annual audit; (j) the fees and expenses of any person, including special experts, retained by Parent; and (k) the reasonable out-of-pocket expenses of Holders, including, without limitation, the expenses of a single counsel for Holders, in connection with the Registration Statements filed by Parent pursuant to Section 2(a) or Section 3(a) hereof (provided that in no event shall such expenses exceed $20,000 in connection with each such Registration Statement filed by Parent pursuant to Section 2(a) or Section 3(a) hereof); provided, however, that Registration Expenses shall not include, and Parent shall not have any obligation to pay, any underwriting fees, discounts, or commissions attributable to the sale of such Registrable Shares, or any legal fees and expenses of counsel to any Holder (except as specifically provided above) and any underwriter engaged by any Holder.

“Registration Statement” shall mean any registration statement of Parent which covers the resale of any of the Registrable Shares under the Securities Act on an appropriate form, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

“Resale Shelf Registration Expiration Date” shall have the meaning set forth in Section 2(a) hereof.

“Resale Shelf Registration Statement” shall have the meaning set forth in Section 2(a) hereof.

“Rule 144” means Rule 144 under the Securities Act (or any successor provision).

“SEC” shall mean the Securities and Exchange Commission.

“Second Merger” shall have the meaning set forth in the recitals to this Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Suspension Event” shall have the meaning set forth in Section 5(b) hereof.

“Third Merger” shall have the meaning set forth in the recitals to this Agreement.

“Underwritten Demand Notice” shall have the meaning set forth in Section 3(a) hereof.

“Underwritten Demand Registration Statement” shall have the meaning set forth in Section 3(a) hereof.

“WKSI” shall mean a well-known seasoned issuer as defined under Rule 405 of the Securities Act.

2. Resale Registration Rights.

(a) Registration Statement Covering Resale of Registrable Shares. Parent shall file with the SEC, as early as possible following the Fourth Effective Time, but in any event within one (1) Business Day thereafter, a shelf registration statement (a “Resale Shelf Registration Statement”) pursuant to Rule 415 under the Securities Act covering all of the Registrable Shares to enable the resale on a delayed or continuous basis of such Registrable Shares by the Holders. The Resale Shelf Registration Statement shall be filed on Form S-3, and if Parent is eligible as a WKSI, the Resale Shelf Registration Statement shall utilize the automatic shelf registration process under Rule 415 and Rule 462. If Parent is not a WKSI or is otherwise ineligible to utilize the automatic shelf registration process, then Parent shall use its commercially reasonable efforts to have the Resale Shelf Registration Statement declared effective under the Securities Act as expeditiously as practicable. Parent agrees to use its commercially reasonable efforts to maintain the effectiveness of the Resale Shelf Registration Statement, including by filing any necessary post-effective amendments and prospectus supplements, or, alternatively, by filing new registration statements relating to the Registrable Shares as required by Rule 415 under the Securities Act, continuously until the date (the “Resale Shelf Registration Expiration Date”) which is the earliest of (i) two (2) years following the date of effectiveness of the Resale Shelf Registration Statement, or (ii) the date on which all Registrable Shares have been disposed of by the Holders.

(b) Notification and Distribution of Materials. Parent shall notify the Holders of the effectiveness of any Registration Statement applicable to the Registrable Shares and shall furnish to the Holders, without charge, such number of copies of the Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Registration Statement or such other documents as the Holders may reasonably request in order to facilitate the sale of the Registrable Shares in the manner described in the Registration Statement.

(c) Amendments and Supplements. Parent shall promptly prepare and file with the SEC from time to time such amendments and supplements to the Registration Statement and Prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Shares until the Resale Shelf Expiration Date. Upon five (5) Business Days’ notice, Parent shall file any supplement or post-effective amendment to the Registration Statement with respect to the plan of distribution or a Holder’s ownership interests in his, her or its Registrable Shares that is reasonably necessary to permit the sale of such Holder’s Registrable Shares pursuant to the Registration Statement.

(d) Notice of Certain Events.

(i) Parent shall promptly and in any event within three (3) Business Days notify the Holders of, and confirm in writing, any request by the SEC for any amendment or supplement to, or additional information in connection with, any Registration Statement required to be prepared and filed hereunder (or Prospectus relating thereto). Parent shall promptly and in any event within three (3) Business Days notify each Holder of, and confirm in writing, the filing of the Registration Statement or any Prospectus, amendment or supplement related thereto or any post-effective amendment to the Registration Statement and the effectiveness of any post-effective amendment.

(ii) At any time when a Prospectus relating to the Registration Statement is required to be delivered under the Securities Act to a transferee, Parent shall immediately notify the Holders (A) of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) in such event, to suspend sales of Registrable Shares. In such event, Parent shall promptly, and in any event within ten (10) Business Days, prepare and file a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter deemed delivered to the purchasers of Registrable Shares sold under the Prospectus, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Parent shall, if necessary, promptly, and in any event within ten (10) Business Days, amend the Registration Statement of which such Prospectus is a part to reflect such amendment or supplement.

3. Underwritten Offering Rights.

(a) Subject to the conditions set forth in this Agreement, at any time after the expiration of the Lock-Up Period, Parent shall, at the written request of any Holder or Holders (the “Initiating Holders”) to sell in an underwritten offering that number of Registrable Shares (i) with an aggregate Fair Market Value of not less than $50,000,000 as of the date of such request or (ii) equal to thirty-three percent (33%) of the Registrable Shares (an “Underwritten Demand Notice”), cause to be prepared and filed as soon as practicable after the date of such request by such Initiating Holder either (i) a registration statement or (ii) a (A) supplement, (B) post-effective amendment or (C) Form 8-K incorporated by reference to the Resale Shelf Registration Statement in accordance with the rules under the Securities Act (or such other rule as is applicable to the proposed sale), in each case covering all or a portion of such Registrable Shares for the purpose of effecting an underwritten offering of such Registrable Shares (an “Underwritten Demand Statement”); provided, however, that Parent shall not be required to effect an Underwritten Demand Statement pursuant to a request under this Section 3(a) more than three (3) times for the Holders of Registrable Shares collectively; and provided, further, that no Holder shall be entitled to demand an Underwritten Demand Statement during a Suspension Event or Offering Blackout Period. A registration requested pursuant to this Section 3(a) shall not count as one of the three (3) permitted Underwritten Demand Statements unless the Holders of Registrable Shares participating in such Underwritten Demand Statement register at least seventy percent (70%) (by number of shares) of the amount of Registrable Shares requested to be included in such Underwritten Demand Statement.

(b) If Parent is eligible as a WKSI, the Underwritten Demand Statement shall automatically be effective upon filing pursuant to Rule 462(e) and (f) under the Securities Act, if applicable. If Parent is not a WKSI or is otherwise ineligible to have the Underwritten Demand Statement be automatically effective upon filing, then Parent shall use its commercially reasonable efforts to have the Underwritten Demand Statement declared effective under the Securities Act, if required, as expeditiously as practicable. Any Underwritten Demand Statement filed under this Section 3 shall reflect such plan or method of distribution of the applicable securities as shall be designated by the managing underwriter.

(c) Pursuant to the exercise of each underwritten demand right, Parent shall have the right to postpone the filing or the effectiveness of each Underwritten Demand Statement pursuant to this Section 3 as provided in Section 5.

(d) Notwithstanding anything to the contrary contained herein, no request may be made under this Section 3 within nine (9) months after the effective date of an Underwritten Demand Statement filed by Parent pursuant to any Underwritten Demand Notice.

(e) Parent shall be entitled to select nationally recognized investment banks to act as the underwriters for such offering; provided that, such selection shall be subject to the consent of the Initiating Holders (which consent shall not be unreasonably withheld).

(f) Parent shall make available members of the management of Parent and its Affiliates for reasonable assistance in selling efforts related to such offering (including, without limitation, senior management attendance at due diligence meetings with underwriters and their counsel and road shows) and shall enter into underwriting agreements containing usual and customary terms and conditions for such types of offerings and take all such other actions in connection therewith customarily undertaken by issuers in order to expedite or facilitate the disposition of such Registrable Shares, including without limitation: (i) make such representations and warranties to the underwriters with respect to the business of Parent, the Registration Statement, the Prospectus and any documents, if any, incorporated or deemed to be incorporated by reference therein, as may reasonably be required by the underwriters; (ii) obtain opinions of counsel to Parent and updates thereof, addressed to Holders and each of the underwriters; (iii) obtain “cold comfort” letters and updates thereof from the independent certified public accountants of Parent addressed to Holders and each of the underwriters; (iv) ensure that, if an underwriting agreement is entered into, such agreement shall contain indemnification provisions and procedures that are usual and customary for an offering of such size; (v) file with the SEC a final Prospectus with respect to the offering that satisfies the requirements of Section 10(a) of the Securities Act as soon as practicable after the Registration Statement is declared effective and, in any event, prior to the first scheduled date for delivery by the Holders to the underwriters or purchasers of Registrable Securities in the offering and (vi) deliver such documents and certificates as may be reasonably requested by the underwriters and their respective counsel to evidence the continued validity of the representations and warranties made pursuant to clause (i) of this Section 3(f).

(g) In connection with an Underwritten Demand Statement, if the managing underwriter of such offering determines that the number of securities sought to be offered should be limited due to market conditions, then the number of securities to be included in such underwritten public offering shall be reduced to a number deemed satisfactory by such managing underwriter; provided, however, that securities shall be excluded in the following sequence: (i) first, Common Shares held by any stockholders not having registration rights with regard to securities of Parent, (ii) second, Common Shares held by stockholders other than the holders of Registrable Shares having contractual, incidental “piggy back” rights to include such securities in the registration statement, (iii) third, Common Shares sought to be registered by Parent for its own account and (iv) fourth, Registrable Shares, it being understood that no Common Shares shall be registered for the account of Parent or any stockholder of Parent other than the Holders unless all Registrable Shares for which holders thereof have requested registration have been registered. If there is a reduction of some but not all of the number of Registrable Shares pursuant to clauses (i) through (iv), such reduction shall be made on a pro rata basis (based upon the aggregate number of securities held by the holders in the applicable category and subject to the priorities set forth in the preceding sentence).

4. Lock-up of Holders.

(a) Each Holder hereby agrees that for a period of six (6) months from the Fourth Effective Time (the “Lock-up Period”), without the prior written consent of Parent, he, she or it will not effect any sale or distribution of any Common Shares (including any “short” sale, grant of an option to purchase, establishment of an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, entrance in any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Shares, or otherwise disposes of any Common Shares, directly or indirectly); provided that this Section 4(a) shall not prohibit each Holder from selling or otherwise transferring (i) during the first three (3) months of the Lock-up Period that number of Common Shares equal to two and a half percent (2.5%) of such Holder’s Registrable Shares set forth on Exhibit A, which shall be mutually agreed upon by the parties and attached hereto prior to Closing; and (ii) during the second three (3) months of the Lock-up Period that number of Common Shares equal to an additional five percent (5%) of such Holder’s Registrable Shares set forth on the mutually agreed upon Exhibit A plus that number of Common Shares that could have been sold during the first three (3) month period, but were not; and provided, further, that this Section 4(a) shall not prevent any Holder from negotiating for the sale of Common Shares where neither the obligation to sell nor the obligation to buy becomes binding until the expiration of the Lock-up Period.

(b) Each Affiliate Holder hereby agrees to adhere to (so long as such person is an Affiliate Holder) the terms of, Parent’s Insider Trading Procedures attached hereto as Schedule A, and to adhere to and acknowledge at the Fourth Effective Time, Parent’s Statement of Company Policy on Insider Trading and Disclosure attached hereto as Schedule B.

5. Suspension of Registration Requirement; Restriction on Sales.

(a) Parent shall as promptly as possible notify each Holder of, and confirm in writing, the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement with respect to such Holder’s Registrable Shares or the initiation of any proceedings for that purpose. Parent shall use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such a Registration Statement at the earliest possible moment.

(b) Notwithstanding anything to the contrary set forth in this Agreement, Parent’s obligation under this Agreement to file, amend or supplement a Registration Statement, or to cause a Registration Statement, or any filings with any state securities commission, to become effective shall be suspended, for one or more reasonable periods not to exceed the period described in Section 6 below, if the Board of Directors of Parent determines in good faith that such suspension is in the best interest of Parent and its stockholders in order to avoid the disclosure of information not otherwise then required by law (in the absence of a registration or sales thereunder) to be publicly disclosed or for another valid business purpose (any such circumstances being hereinafter referred to as a “Suspension Event”). Parent shall notify the Holders of the existence of any Suspension Event by promptly delivering to each Holder a certificate signed by an executive officer of Parent stating that a Suspension Event has occurred and is continuing.

(c) Subject to the terms of Section 6 below, each Holder of Registrable Shares agrees, if requested by the managing underwriter or underwriters in a Parent-initiated underwritten offering (each, a “Parent Offering”), not to effect any public sale or distribution of any of the Registrable Shares or request an Underwritten Demand Statement during the Offering Blackout Period. Parent shall use reasonable best efforts to give written notice to each Holder of any Offering Blackout Period at least fifteen (15) days prior to the commencement of the Offering Blackout Period; provided, however, that if Parent is unable to provide fifteen (15) days advance notice of the commencement of the Offering Blackout Period, Parent shall provide as much notice as reasonably possible, and provided further that the failure to timely provide such notice shall not in any way prohibit the commencement of an Offering Blackout Period. The “Offering Blackout Period” shall commence on a date set by Parent, which shall be no earlier than the fifteenth (15th) day preceding the anticipated date of pricing of such Parent Offering, and shall end on the earliest to occur of:

(i) ninety (90) days after the closing date of such Parent Offering;

(ii) the later to occur of sixty (60) days after the closing date of such Parent Offering or one (1) day after the date on which the closing price of the class of equity securities sold by Parent in such Parent Offering shall have averaged for a period of twenty (20) consecutive trading days at least one hundred five percent (105%) of the initial price to the public of such security in such Parent Offering; or

(iii) the date on which all directors and executive officers who have been required to enter into contractual lock-up or similar restrictions on the sale of Common Shares owned by them may begin to effect public sales of Common Shares following such Parent Offering, including pursuant to waivers of the restrictions by the managing underwriter or underwriters;

provided, however, that this Subsection 5(c) shall not prohibit resales of Registrable Shares by any Holder not subject to the registration requirements of the Securities Act (including, without limitation resale of Registrable Shares pursuant to Rule 144) and similarly exempt from any registration requirement under any state “blue sky” or similar laws; provided, that the purchaser in any private resale shall agree in writing to be subject to such restrictions for the remaining portion of such period that would otherwise apply to such Holder.

Subject to the terms of Section 6 below, each Holder agrees that, following the effectiveness of any Registration Statement relating to Registrable Shares of such Holder, such Holder will not effect any sales of the Registrable Shares pursuant to such Registration Statement or any filings with any state securities commission at any time after such Holder has received notice from Parent to suspend sales as a result of the occurrence or existence of any Suspension Event or so that Parent may correct or update the Registration Statement or such filing. The Holders may recommence effecting sales of the Registrable Shares pursuant to the Registration Statement or such filings, and all other obligations which are suspended as a result of a Suspension Event shall no longer be so suspended, following further notice to such effect from Parent, which notice shall be given by Parent not later than one (1) Business Day after the conclusion of any such Suspension Event.

6. Limitations on Suspension/Blackout Periods. Notwithstanding anything herein to the contrary, Parent covenants and agrees that (a) Parent’s rights to suspend its obligation under this Agreement to file, amend or supplement a Registration Statement and maintain the effectiveness of any Registration Statement during the pendency of any Suspension Event, (b) the Holders’ obligation to suspend public sales of Registrable Shares during one or more Offering Blackout Periods and (c) the Holders’ obligations to suspend sales of Registrable Shares pursuant to a Registration Statement during the pendency of any Suspension Event, shall not, in the aggregate, cause the Holders to be required to suspend sales of Registrable Shares or relieve Parent of its obligation to file, amend or supplement and maintain the effectiveness of a Registration Statement for longer than one hundred twenty (120) days during any twelve (12) month period.

7. Piggyback Registration. If Parent proposes to register in an underwritten offering any of its Common Shares under the Securities Act for sale to the public (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable, or a registration statement on Form S-4, S-8 or another form not available for registering the Registrable Shares for sale to the public, or in connection with an Underwritten Demand Statement), each such time it will give written notice at the applicable address of record to each Holder of Registrable Shares of its intention to do so. Upon the written request of any of such Holders of the Registrable Shares, given within ten (10) Business Days after receipt by such Person of such notice, Parent shall, subject to the limits contained in this Section 7, use its commercially reasonable efforts to cause all such Registrable Shares of the requesting Holders to be registered under the Securities Act and qualified for sale under any state securities or “blue sky” law, to the extent required to permit such sale or other disposition of their Registrable Shares; provided, however, that if the managing underwriter of such offering determines that the number of securities sought to be offered should be limited due to market conditions, then the number of securities to be included in such underwritten public offering shall be reduced to a number deemed necessary by such managing underwriter. Any shares eligible to be included pursuant to this Section 7 will be excluded in the following order of priority: (a) Common Shares held by any stockholders not having any such contractual, incidental “piggyback” registration rights, (b) Common Shares held by any stockholders having contractual, incidental “piggyback” registration rights pursuant to an agreement other than this Agreement, and (c) a portion of the Registrable Shares sought to be included by the Holders thereof as determined pro rata based upon the aggregate number of Registrable Shares held by such Holders.

8. Priority Rights. Notwithstanding anything in this Agreement to the contrary, until the first anniversary of the Fourth Effective Time, Parent shall have priority rights to sell an amount of Common Shares up to the lesser of (i) $150,000,000 or (ii) the sum of any indebtedness incurred by Parent and Fluent in connection with the Mergers that remains outstanding, including, without limitation, the Fourth Merger Indebtedness (the “Priority Limit”) in any registered offering, whether initiated by Parent or the Holders, with the Holders having priority rights to sell any Registrable Shares above the Priority Limit in such registered offering; provided that, in no event shall such registered offering count as an Underwritten Demand Statement pursuant to Section 3(a) hereof. After the expiration of such one year period, the Holders shall have priority rights to sell the Registrable Shares pursuant to Section 3 hereof.

9. State Securities Laws. Subject to the conditions set forth in this Agreement, Parent shall, in connection with the filing of any Registration Statement hereunder, file such documents as may be necessary to register or qualify the Registrable Shares under the securities or “blue sky” laws of such states as the Holders may reasonably request, and Parent shall use its commercially reasonable efforts to cause such filings to become effective in a timely manner; provided, however, that Parent shall not be obligated to qualify as a foreign corporation to do business under the laws of any such state in which it is not then qualified or to file any general consent to service of process in any such state. Once effective, Parent shall use its commercially reasonable efforts to keep such filings effective until the earlier of (a) such time as all of the Registrable Shares have been disposed of in accordance with the intended methods of disposition by the Holders as set forth in the applicable Registration Statement, (b) in the case of a particular state, the applicable Holders have notified Parent that they no longer require an effective filing in such state in accordance with their original request for filing or (c) the date on which the applicable Registration Statement ceases to be effective.

10. Listing. Parent will cause all Registrable Shares to be listed or otherwise eligible for full trading privileges on the principal national securities exchange (currently NASDAQ) on which the Common Shares are then listed or quoted, not later than the date on which the Registrable Shares are issued by Parent to a Holder. Parent will use commercially reasonable efforts to continue the listing or trading privilege for all Registrable Shares on such exchange. Parent will as promptly as practicable notify the Holders of, and confirm in writing, the delisting of the Common Shares by such exchange.

11. Expenses. Parent shall bear all Registration Expenses incurred in connection with the registration of the Registrable Shares pursuant to this Agreement and Parent’s performance of its other obligations under the terms of this Agreement. The Holders shall bear all underwriting fees, discounts or commissions attributable to the sale of securities by the Holders, or any legal fees and expenses of counsel to the Holders (except as otherwise specifically provided herein) and any underwriter engaged by Holders and all other expenses incurred in connection with the performance by the Holders of their obligations under the terms of this Agreement.

12. Indemnification by Parent. Parent agrees to indemnify the Holders and, if a Holder is a person other than an individual, such Holder’s officers, directors, employees, agents, representatives and Affiliates, and each person or entity, if any, that controls a Holder within the meaning of the Securities Act, and each other person or entity, if any, subject to liability because of his, her or its connection with a Holder (each, an “Indemnitee”), against any and all losses, claims, damages, actions, liabilities, costs and expenses (including without limitation reasonable fees, expenses and disbursements of attorneys and other professionals), joint or several, arising out of or based upon any violation by Parent of any rule or regulation promulgated under the Securities Act applicable to Parent and relating to action or inaction required of Parent under the terms of this Agreement or in connection with any Registration Statement or Prospectus, or upon any untrue or alleged untrue statement of material fact contained in any Registration Statement or any Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that Parent shall not be liable to such Indemnitee or any person who participates as an underwriter in the offering or sale of Registrable Shares or any other person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (a) an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or in any such Prospectus in reliance upon and in conformity with information regarding such Indemnitee or its plan of distribution or ownership interests which was furnished in writing to Parent for use in connection with such Registration Statement or the Prospectus contained therein by such Indemnitee or (b) any Holder’s failure to send or give a copy of the final, amended or supplemented prospectus furnished to the Holders by Parent at or prior to the time such action is required by the Securities Act to the person claiming an untrue statement or alleged untrue statement or omission or alleged omission if such statement or omission was corrected in such final amended or supplemented Prospectus.

13. Covenants of Holders.

(a) Each of the Holders hereby agrees (i) to cooperate with Parent and to furnish to Parent all such information concerning its plan of distribution and ownership interests with respect to its Registrable Shares in connection with the preparation of a Registration Statement with respect to such Holder’s Registrable Shares and any filings with any state securities commissions as Parent may reasonably request, (ii) if Parent complies with its obligations to timely file the final Prospectus pursuant to Section 3(f)(v) of this Agreement, to deliver or cause delivery of the Prospectus contained in such Registration Statement to any purchaser of the shares covered by such Registration Statement from such Holder if the Holder is required by the Securities Act or the rules and regulations thereunder to deliver the Prospectus in connection with the sale of shares to such purchaser; provided, however, that no delivery of the Prospectus shall be required of any Holder pursuant to this subsection (ii) if such Prospectus is deemed delivered pursuant to Rule 172 of the Securities Act, and (iii) to indemnify Parent, its officers, directors, employees, agents, representatives and Affiliates, and each person, if any, who controls Parent within the meaning of the Securities Act, and each other person or entity, if any, subject to liability because of his, her or its connection with Parent, against any and all losses, claims, damages, actions, liabilities, costs and expenses arising out of or based upon (A) any untrue statement or alleged untrue statement of material fact contained in either such Registration Statement or the Prospectus contained therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if and to the extent that such statement or omission occurs from reliance upon and in conformity with written information regarding such Holder, his, her or its plan of distribution or his, her or its ownership interests, which was furnished to Parent in writing by such Holder for use therein unless such statement or omission was corrected in writing to Parent prior to the date one day prior to the date of the final Prospectus (as supplemented or amended, as the case may be) or (B) if Parent complies with its obligations to timely file the final Prospectus pursuant to Section 3(f)(v) of this Agreement, the failure by such Holder to deliver or cause to be delivered the Prospectus contained in such Registration Statement (as amended or supplemented, if applicable) furnished by Parent to the Holder to any purchaser of the shares covered by such Registration Statement from the Holder through no fault of Parent if the Holder is required by the Securities Act or the rules and regulations thereunder to deliver the Prospectus in connection with the sale of shares to such purchaser; provided that, for purposes of this subsection (B), such failure shall not include in any event any deemed delivery of such Prospectus pursuant to Rule 172 of the Securities Act.

(b) In addition, other than through open market sales or sales pursuant to a Registration Statement, each Holder hereby agrees not to sell any Common Shares to a third party if (i) such party is a direct or indirect competitor of Parent listed on a schedule to be mutually agreed upon by Parent and Holders of a majority of the aggregate of the outstanding Registrable Shares at the Closing or (ii) such sale would result in such third party beneficially owning ten percent (10%) or more of the issued and outstanding voting securities of Parent; provided, however, that this provision shall not apply to third parties who can legally report their ownership of equity securities on Schedule 13G under the Exchange Act or any successor provision thereto.

14. Indemnification Procedures. Any person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made hereunder, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations hereunder, except to the extent the indemnifying party is materially prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than hereunder. In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof (alone or jointly with any other indemnifying party similarly notified), to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses (provided that in connection with such assumption the indemnifying parties provide the indemnified parties a full release of any costs or other expenses in connection therewith), the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that (a) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within twenty (20) Business Days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or (b) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party shall have reasonably concluded, based on the advice of counsel, that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party; or (c) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party (which shall not be unreasonably withheld), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or (to the knowledge of the indemnifying party) threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim, (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party and (iii) does not and is not likely to materially adversely effect the indemnified party.

15. Additional Shares. Except as otherwise provided in this Agreement, Parent, at its option, may register, under any Registration Statement and any filings with any state securities commissions filed pursuant to this Agreement, any number of unissued, treasury or other Common Shares of or owned by Parent and any of its Subsidiaries or any Common Shares or other securities of Parent owned by any other security holder or security holders of Parent.

16. Contribution.

(a) If the indemnification provided for in Section 12 and Section 13 is unavailable to an indemnified party with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the indemnified party harmless as contemplated therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that in no event shall the obligation of any indemnifying party to contribute under this Section 16 exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 12 or Section 13 hereof had been available under the circumstances.

(b) Parent and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 16 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.

(c) Notwithstanding the provisions of this Section 16, no Holder shall be required to contribute any amount in excess of the amount by which the gross proceeds from the sale of Registrable Shares exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

17. No Other Obligation to Register. Except as otherwise expressly provided in this Agreement, Parent shall have no obligation to the Holders to register the Registrable Shares under the Securities Act.

18. Amendments and Waivers. The provisions of this Agreement may not be amended, modified, or supplemented or waived without the prior written consent of Parent and Holders of a majority of the aggregate of the outstanding Registrable Shares.

19. Notices. Except as set forth below, all notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given when and if delivered personally or sent by facsimile (with respect to notice by facsimile, on a Business Day between the hours of 8:00 a.m. and 5:00 p.m., New York time), five (5) Business Days after being sent if mailed by registered or certified mail (return receipt requested), postage prepaid, or upon receipt if sent by courier or overnight delivery service to the respective parties at the following addresses (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof), and further provided that in case of directions to amend the Registration Statement pursuant to Section 2(d) or Section 13(a), the Holder must confirm such notice in writing by overnight express delivery with confirmation of receipt:

If to Parent:

ANSYS, Inc.

275 Technology Drive

Southpointe

Canonsburg, PA 15317

Attn: Sheila S. DiNardo, Esq.

Facsimile: (724) 514-3609

with a copy to:

Goodwin Procter LLP

Exchange Place

Boston, MA 02109-2881

Attn: John R. LeClaire

         Joseph L. Johnson III

Facsimile: (617) 523-1231

If to the Holders:

At their respective address set forth in the Merger Agreement or on any signature page to this Agreement (together with any copies specified in the Merger Agreement or such signature page).

20. Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and their respective successors and assigns. If any successor, assignee or transferee of any Holder shall acquire Registrable Shares, in any manner, whether by operation of law or otherwise, (a) such successor, assignee or transferee shall be entitled to all of the benefits of a “Holder” under this Agreement and (b) such Registrable Shares shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Shares such Person shall be conclusively deemed to have agreed to be bound by all of the terms and provisions hereof.

21. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

22. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed wholly within said State.

23. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

24. Entire Agreement. This Agreement, the Exhibit and the Schedules attached hereto are intended by the parties as a final expression of their agreement and intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to such subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

25. Drafting Conventions; No Construction Against Drafter.

(a) The headings in this Agreement are provided for convenience and do not affect its meaning. The words “include”, “includes” and “including” are to be read as if they were followed by the phrase “without limitation”. Unless specified otherwise, any reference to an agreement means that agreement as amended or supplemented, subject to any restrictions on amendment contained in such agreement. Unless specified otherwise, any reference to a statute or regulation means that statute or regulation as amended or supplemented from time to time and any corresponding provisions of successor statutes or regulations. If any date specified in this Agreement as a date for taking action falls on a day that is not a business day, then that action may be taken on the next business day. Unless specified otherwise, the words “party” and “parties” refer only to a named party to this Agreement.

(b) The parties have participated jointly with their respective counsel in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement is to be construed as if drafted jointly by the parties and there is to be no presumption or burden of proof favoring or disfavoring any party because of the authorship of any provision of this Agreement.

[The Remainder of This Page Has Been Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ANSYS, INC.

By:	/s/ James E. Cashman III
Name: James E. Cashman III
Title: President and Chief Executive Officer

HOLDERS

WILLIS STEIN & PARTNERS III, L.P. WILLIS STEIN & PARTNERS DUTCH III-A, L.P. WILLIS STEIN & PARTNERS DUTCH III-B, L.P. WILLIS STEIN & PARTNERS III-C, L.P.

By:	Willis Stein & Partners Management III, L.P.
Its General Partner

By:	Willis Stein & Partners Management III, LLC
Its General Partner

By:	/s/ Daniel H. Blumenthal
Name: Daniel H. Blumenthal
Title: Managing Partner

WILLIS STEIN & PARTNERS II, L.P. WILLIS STEIN & PARTNERS DUTCH, L.P.

By:	Willis Stein & Partners Management II, L.P.
Its General Partner

By:	Willis Stein & Partners Management II, LLC
Its General Partner

By:	/s/ Daniel H. Blumenthal
Name: Daniel H. Blumenthal
Title: Managing Partner

REGISTRATION RIGHTS AGREEMENT